UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20529

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2005.

CAPITAL ONE FUNDING, LLC

ON BEHALF OF THE

CAPITAL ONE MASTER TRUST

(Issuer of the COMT Collateral Certificate)

AND THE

CAPITAL ONE MULTI-ASSET EXECUTION TRUST

(Exact name of registrant as specified in its charter)

Virginia	333-75276	54-2058720
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

140 East Shore Drive Room 1071-B Glen Allen, Virginia	23059
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code (804) 290-6959

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events.

Item 8.01. Other Events.

Capital One Bank is the servicer for the Capital One Master Trust under the Amended and Restated Pooling and Servicing Agreement, dated as of September 30, 1993, as amended and restated as of August 1, 2002. Capital One Services, Inc., a subsidiary of Capital One Financial Corporation and affiliate of Capital One Bank, performs certain servicing functions for the Capital One Master Trust in its capacity as a sub-servicer for Capital One Bank. Capital One Services, Inc. has entered into a processing services agreement with Total System Services, Inc. (“TSYS”). Under the terms of the agreement: (i) Capital One Services, Inc. will convert the substantial majority of its credit card account portfolios to TSYS’ TS2 transaction and account processing platform; and (ii) Capital One Services, Inc. will transition to TSYS’ call center desktop platform and TSYS’ rewards platform.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Capital One Funding, LLC, as Beneficiary and Transferor of the Capital One Multi-asset Execution Trust and as Transferor of the Capital One Master Trust, has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL ONE MULTI-ASSET EXECUTION TRUST

	By:	CAPITAL ONE FUNDING, LLC, as Beneficiary and Transferor of the Capital One Multi-asset Execution Trust and as Transferor of the Capital One Master Trust

August 10, 2005		By:	/s/ Jerry Hamstead
		Name:	Jerry Hamstead
		Title:	Assistant Vice President